UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

November 29, 2024

Date of Report (Date of earliest event reported)

ROTH CH ACQUISITION V CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41105	86-1229207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCL	The Nasdaq Stock Market LLC
Warrants	ROCLW	The Nasdaq Stock Market LLC
Units	ROCLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Roth CH V Acquisition Co., a Delaware corporation (“ROCL” or the “Company”) held a special meeting of stockholders of the Company (the “Meeting”) on November 29, 2024 at 10:00 a.m. Eastern Time via live webcast. There were 4,919,297 shares of the Company common stock outstanding on the record date, October 28, 2024.

There were 4,192,387 shares of the Company common stock present at said meeting in person or represented by proxy, which is 85.22% of the total outstanding shares, thereby constituting a quorum. Summarized below are the results of the matter voted on at the Meeting.

Proposal 1. Extension Amendment Proposal

A proposal (the “Extension Amendment Proposal”) to allow the Company, without further stockholder approval, to amend ROCL’s amended and restated certificate of incorporation to extend the date by which ROCL has to consummate a business combination up to six (6) times, each such extension for an additional one (1) month period, from December 3, 2024 to June 3, 2025.. The Extension Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,154,916	37,471	20	0

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2024

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer and Co-Chairman of the Board